Exhibit 99.1

JOINT FILING AGREEMENT

The undersigned hereby agree that this Schedule 13D, dated October 26, 2023, with respect to the common stock, par value $0.01 per share, of Bridgewater Bancshares, Inc., a Minnesota corporation, is, and any amendments hereto signed by each of the undersigned shall be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended.

Dated: October 26, 2023

CASTLE CREEK CAPITAL PARTNERS VIII, LP

By:	/s/ David Volk
Name:	David Volk
Title:	Managing Principal

CASTLE CREEK CAPITAL VIII LLC

By:	/s/ David Volk
Name:	David Volk
Title:	Managing Principal

CASTLE CREEK CAPITAL PARTNERS V, LP

By:	/s/ David Volk
Name:	David Volk
Title:	Managing Principal

CASTLE CREEK CAPITAL V LLC

By:	/s/ David Volk
Name:	David Volk
Title:	Managing Principal

SIGNATURE PAGE TO JOINT FILING AGREEMENT (BRIDGEWATER BANCSHARES, INC.)

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